Exhibit 99.1

August 1, 2024

Union Bankshares, Inc. reported its second quarter earnings in a press release on July 17, 2024. Consolidated net income for the three months ended June 30, 2024 was $2.0 million, or $0.45 per share, compared to $2.7 million, or $0.60 per share, for the same period in 2023, and $4.4 million, or $0.98 per share, for the six months ended June 30, 2024, compared to $5.7 million, or $1.26 per share for the same period in 2023. More detailed financial information will be available in our upcoming quarterly filings.
Earnings are generally in line with expectations from the beginning of the year. We had hoped for some relief on the funding side of the balance sheet; however, the Federal Reserve has held rates higher for longer as well as continued to shrink its balance sheet and reduce liquidity in the economy which has caused funding costs to be persistently higher than expected, negatively impacting earnings. Though “The Fed” may begin a rate reduction cycle later this year, we do not expect this will materially improve our cost of funds until 2025. The rapid steep increase in short-term interest rates initiated as an inflation fighting tool by the Federal Reserve has been unkind to the community banking industry.
There are some bright spots to report. Loan asset quality continues to be very strong with delinquency metrics being unusually low. We are paying close attention to consumer behavior due to reports that credit card debt is at all-time highs and auto portfolios are seeing increased delinquencies nationally. We are not seeing weakness in our 1-4 family residential portfolio and have negligible amounts of consumer loans and no consumer credit card exposure. We have thoroughly reviewed our exposure to commercial real estate and the types of exposure we have are in sound industries with almost no office exposure. We do have significant investments in multifamily residential loans, but the low vacancy rates in our markets make this exposure low risk. Finally, we have very solid pipelines of both residential and commercial real estate loans, which is somewhat atypical among our peers. Our challenge is less finding attractive loan opportunities than funding this demand.
Parts of Vermont and New Hampshire sustained heaving rains and flooding similar to the flooding that occurred a year ago to the day last summer. While this year’s event was less devastating than last year’s, it still inflicted major damage to homes, businesses, roads, and bridges. Families, businesses, and municipalities are still assessing the damage while working to cure the most immediate issues such as safety and access to homes and roads. At this point we are working with impacted customers and do not expect a material impact to our financial institution.
The local economy continues to be strong. Travel and tourism remain solid, though cooled a bit from the peak post pandemic, “return to travel” binge, coupled with a return to foreign travel. The unemployment rate in our markets remains at record lows, and available for sale residential home inventory continues to be a major challenge for home buyers. We are hopeful that rate relief in the future will enable new home buyers to find homes while increasing the volume of home financing opportunities.
The Board of Directors declared a cash dividend of $0.36 per share for the quarter payable August 1, 2024, to shareholders of record as of July 27, 2024.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 19 banking offices, 2 loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke - Chair	Neil J. Van Dyke - Chair
ASSETS	June 30, 2024	June 30, 2023	June 30, 2024		June 30, 2023	June 30, 2024	June 30, 2023	Timothy W. Sargent - Vice Chair	David S. Silverman - President & CEO

								Joel S. Bourassa	Karyn J. Hale - Chief Financial Officer
				(3 months ended)		(6 months ended)
								Dawn D. Bugbee	Timothy W. Sargent - Secretary
Cash and Due from Banks	$4,490	$4,351	Interest Income	$16,552	$13,803	$32,173	$26,847
								Mary K. Parent	Kristy Adams Alfieri - Assistant Secretary
			Interest Expense	7,068	4,185	13,681	7,254	Nancy C. Putnam
Federal Funds Sold & Overnight Deposits	26,017	31,452						Gregory D. Sargent
			Net Interest Income	9,484	9,618	18,492	19,593	David S. Silverman
Interest Bearing Deposits in Banks	13,943	15,183						Janet P. Spitler
			Credit Loss Expense (Benefit)	388	(96)	158	(22)
Investment Securities	254,177	268,915	Net Interest Income After Credit Loss Expense (Benefit)	9,096	9,714	18,334	19,615	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	6,224	3,145
			Wealth Management Income	273	240	528	451	DIRECTORS
Loans, net	1,007,920	937,092	Noninterest Income	2,492	2,243	4,804	4,317	Neil J. Van Dyke - Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent - Vice Chair	Steven J. Bourgeois - St. Albans
Allowance for Credit Losses	(6,893)	(6,780)	Noninterest Expenses:					Joel S. Bourassa	Andrew A. Dean - Northern NH
			Salaries & Wages	3,774	3,673	7,327	7,175	Dawn D. Bugbee	Stanley T. Fillion - Northern NH
Premises and Equipment, net	20,646	20,054						Mary K. Parent	Rosemary H. Gingue - St. Johnsbury
			Employee Benefits	1,631	1,471	3,120	2,848	Nancy C. Putnam	John M. Goodrich - Northern NH
Accrued Interest & Other Assets	71,922	61,332						Gregory D. Sargent	Christopher M. Knapp - Northern NH
								David S. Silverman	Coleen K. Kohaut - St. Albans
Total Assets	$1,398,446	$1,334,744	Occupancy Expense, net	544	482	1,113	1,060	Janet P. Spitler	Justin P. Lavely - St. Johnsbury
									Daniel J. Luneau - St. Albans
			Equipment Expense	1,017	882	1,960	1,779		Samuel H. Ruggiano - St. Albans
									Christine A. Sheley - Northern NH
									David S. Silverman - All
LIABILITIES & SHAREHOLDERS' EQUITY	June 30, 2024	June 30, 2023	Other Expenses	2,815	2,555	5,484	4,951
								Union Bank Offices (ATMs at all Branch Locations)
			Total	9,781	9,063	19,004	17,813
Noninterest Bearing Deposits	$222,928	$238,636
			Income Before Taxes	2,080	3,134	4,662	6,570	VERMONT
Interest Bearing Deposits	558,658	633,019
								Berlin	1028 US Route 302	802.476.0061
Time Deposits	271,722	252,031	Income Tax Expense	61	435	226	894	Fairfax	Jct. Routes 104 & 128	802.849.2600
								Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	247,096	120,549	Net income	$2,019	$2,699	$4,436	$5,676	Jeffersonville	5062 VT Route 15	802.644.6600
								Jericho	368 VT Route 15	802.899.7500
Subordinated Notes	16,256	16,222	Earnings Per Share	$0.45	$0.60	$0.98	$1.26	Johnson	198 Lower Main Street	802.635.6600
								Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	17,740	15,233	Book Value Per Share			$14.16	$13.10	Morrisville	20 Lower Main Street	802.888.6600
									65 Northgate Plaza	802.888.6860
Common Stock	9,999	9,969						Shelburne	5068 Shelburne Road	802.985.0227
								St. Albans	15 Mapleville Depot	802.524.9000
Additional Paid-in Capital	2,928	2,465						St. Johnsbury	Operations and Loan Center
Retained Earnings									364 Railroad Street	802.748.3131
	90,654	87,136							Branch
Accumulated Other Comprehensive Loss	(35,223)	(36,251)							325 Portland Street	802.748.3121
								Stowe	47 Park Street	802.253.6600
								Williston	Branch
Treasury Stock at Cost	(4,312)	(4,265)							31 Market St	802.878.7900
									Loan Center
Total Liabilities & Shareholders' Equity	$1,398,446	$1,334,744							31 Market St	802.865.1000
Standby letters of credit were $1,629,000 and $1,592,000 at June 30, 2024 and 2023, respectively.								NEW HAMPSHIRE
								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	120 North-South Road	603.356.4010